Exhibit 10.14

Third Amendment to the

IMS Health Incorporated

Retirement Excess Plan

The IMS Health Incorporated Retirement Excess Plan, as amended and restated effective as of January 1, 2005 (the “Plan”), is amended as follows:

1. Section 1.22 of the Plan is amended by adding the following new sentence to the end thereof:

“Notwithstanding the foregoing, no employee shall be a Specified Employee unless stock of a member of the Company’s controlled group of corporations, as defined in Section 414(b) of the Code, is publicly traded on an established securities market or otherwise.”

2. The penultimate paragraph of Section 3.1(a) of the Plan is amended to read in its entirety as follows:

“For purposes of this Section 3.1, effective April 1, 2011, the annual benefit under the Qualified Plan shall be determined as a life annuity commencing on the first day of the month immediately preceding the month in which occurs the Benefit Payment Date, calculated in accordance with the assumptions provided in the Qualified Plan for purposes of determining the accrued benefit thereunder with respect to Members who have attained age 55 as of such date and the assumptions specified in Appendix B with respect to Members who have not attained age 55 as of such date.”

3. Section 3.2(b) of the Plan is amended by adding the following new sentence to the end thereof:

“Effective April 1, 2011, a Member’s Retirement Benefit shall automatically be paid in the form of a lump sum in the second month following the month in which occurs the later of: (i) the Member’s attainment of age 55; or (ii) the Member’s Separation from Service.”

4. The last sentence of Section 4.1 of the Plan is amended to read in its entirety as follows:

“Effective April 1, 2011, payment of such benefit upon the death of a Member shall be made in the second month following the month in which the Member’s death occurs.”

The authorized officers of IMS Health Incorporated have caused this instrument of amendment to be executed this 5th day of April, 2011.

IMS Health Incorporated

By

Its	SVP, General Counsel & External Affairs

37289-6232_Third Amendment REP 4 11

March 30, 2011 11:37 AM